Exhibit 99.2

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,	June 30,
	2021	2022	2022
	RMB	RMB	USD
ASSETS

CURRENT ASSETS
Cash and cash equivalents	48,006,979	81,563,693	12,174,049
Accounts receivable, net	68,256,436	86,695,839	12,940,064
Prepayments and other current assets	624,866	9,167,973	1,368,395
Due from related parties	20,000	60,280	8,997
Loan receivable	13,329,441	88,191	13,163
Inventories, net	1,925,511	1,371,319	204,681
Total current assets	132,163,233	178,947,295	26,709,349

PROPERTY AND EQUIPMENT, NET	294,242	1,977,653	295,181

OTHER ASSETS
Prepayment and deposits, net	449,692	520,592	77,703
Intangible assets, net	21,755,762	18,565,729	2,771,087
Investments in unconsolidated entities	1,600,000	1,600,000	238,813
Right-of-use assets, net	-	4,870,926	727,026
Goodwill	21,155,897	21,155,897	3,157,691
Total non-current assets	44,961,351	46,713,144	6,972,320

Total assets	177,418,826	227,638,092	33,976,850

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	47,016,489	55,467,274	8,278,945
Advance from customers	858,712	2,743,566	409,500
Other payables and accrued liabilities	9,873,516	10,149,673	1,514,922
Due to related parties	2,134,558	2,651,783	395,800
Operating lease liabilities - current	-	1,560,021	232,846
Loan payable	-	470,000	70,151
Taxes payable	3,249,284	1,325,458	197,835
Total current liabilities	63,132,559	74,367,775	11,099,999

OTHER LIABILITIES
Operating lease liabilities - noncurrent	-	3,375,574	503,832
Deferred tax liabilities	1,986,994	301,244	44,963
Total other liabilities	1,986,994	3,676,818	548,795

Total liabilities	65,119,553	78,044,593	11,648,794

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares ($0.0001 par value; 500,000,000 shares authorized, 132,000,000 shares issued and outstanding at June 30, 2022 and December 31, 2021*)	86,093	86,093	12,850
Additional paid-in capital	29,910,089	29,910,089	4,464,326
Retained earnings	73,819,679	108,830,558	16,243,854
Statutory reserves	8,541,295	10,264,029	1,531,990
Accumulated other comprehensive income (loss)	(57,817)	565,826	84,454
Total MC HOLOGRAM INC. shareholders’ equity	112,299,339	149,656,595	22,337,474
Non-controlling interest	(66)	(63,096)	(9,418)
Total Equity	112,299,273	149,593,499	22,328,056

Total liabilities and shareholders’ equity	177,418,826	227,638,092	33,976,850

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Six Months Ended June 30,
	2021	2022	2022
	RMB	RMB	USD
OPERATING REVENUES
Products	68,982,562	86,279,003	12,877,848
Services	148,930,027	165,867,635	24,757,102
Total Operating Revenues	217,912,589	252,146,638	37,634,950

COST OF REVENUES
Products	(56,221,305)	(79,886,145)	(11,923,661)
Services	(9,453,159)	(46,490,124)	(6,939,032)
Total Cost of Revenues	(65,674,464)	(126,376,269)	(18,862,693)

GROSS PROFIT	152,238,125	125,770,369	18,772,257

OPERATING EXPENSES
Provision for doubtful accounts	(9,249)	(1,237,282)	(184,674)
Selling expenses	(2,427,546)	(3,363,001)	(501,955)
General and administrative expenses	(7,381,057)	(11,214,412)	(1,673,843)
Research and development expenses	(94,876,747)	(75,812,189)	(11,315,590)
Total operating expenses	(104,694,599)	(91,626,884)	(13,676,062)

INCOME FROM OPERATIONS	47,543,526	34,143,485	5,096,195

OTHER INCOME (EXPENSE)
Finance income (expenses), net	(101,435)	277,487	41,417
Other income, net	1,349,652	579,850	86,547
Total other income, net	1,248,217	857,337	127,964

INCOME BEFORE INCOME TAXES	48,791,743	35,000,822	5,224,159
BENIFIT (PROVISION) FOR INCOME TAX	(152,491)	1,669,761	249,225

NET INCOME	48,639,252	36,670,583	5,473,384
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	(63,030)	(9,408)
NET INCOME ATTRIBUTABLE TO MC HOLOGRAM INC. ORDINARY SHAREHOLDERS	48,639,252	36,733,613	5,482,792

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(13,580)	623,643	93,084

COMPREHENSIVE INCOME	48,625,672	37,294,226	5,566,468
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	(63,030)	(9,408)
COMPREHENSIVE INCOME ATTRIBUTABLE TO MC HOLOGRAM INC. ORDINARY SHAREHOLDERS	48,625,672	37,357,256	5,575,876

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Weighted average number of ordinary shares outstanding-Basic and diluted	132,000,000	132,000,000	132,000,000

EARNINGS PER SHARE ATTRIBUTABLE TO MC HOLOGRAM INC. ORDINARY SHAREHOLDERS
Earnings per ordinary share - Basic and diluted	0.37	0.28	0.04

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

				Retained earnings		Accumulated
	Ordinary shares		Additional	(Deficit)		other	Non-
		Par	paid-in	Statutory		comprehensive	controlling
	Shares	value	capital	reserves	Unrestricted	(loss)	Interest	Total	Total
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	USD
BALANCE, December 31, 2020	132,000,000	86,093	29,910,089	5,802,662	(4,686,228)	(25,795)	-	31,086,821	4,639,963
Net income	-	-	-	-	48,639,252	-	-	48,639,252	7,259,807
Statutory reserves	-	-	-	780,655	(780,655)	-	-	-	-
Foreign currency translation	-	-	-	-	-	(13,580)	-	(13,580)	(2,027)
BALANCE, June 30, 2021	132,000,000	86,093	29,910,089	6,583,317	43,172,369	(39,375)	-	79,712,493	11,897,743

						Accumulated
	Ordinary shares		Additional	Retained earnings		other	Non-
		Par	paid-in	Statutory		comprehensive	controlling
	Shares	value	capital	reserves	Unrestricted	(loss)	Interest	Total	Total
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	USD
BALANCE, December 31, 2021	132,000,000	86,093	29,910,089	8,541,295	73,819,679	(57,817)	(66)	112,299,273	16,761,587
Net income	-	-	-	-	36,733,613	-	(63,030)	36,670,583	5,473,385
Statutory reserves	-	-	-	1,722,734	(1,722,734)	-	-	-	-
Foreign currency translation	-	-	-	-		623,643	-	623,643	93,084
BALANCE, Jun 30, 2022	132,000,000	86,093	29,910,089	10,264,029	108,830,558	565,826	(63,096)	149,593,499	22,328,056

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2021	2022	2022
	RMB	RMB	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	48,639,252	36,670,583	5,473,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,345,780	3,315,470	494,861
Amortization of operating lease right-of-use assets	-	782,675	116,821
Provision for doubtful accounts	9,249	1,237,282	184,674
Deferred tax benefits	(42,190)	(1,685,567)	(251,585)
Provision (recovery) for inventory reserve	3,106	(65,154)	(9,725)
Loss on disposal fixed assets	-	3,285	490

Change in operating assets and liabilities:
Accounts receivable	(35,824,343)	(19,666,225)	(2,935,345)
Prepayment and other current assets	2,012,261	(8,631,298)	(1,288,292)
Inventories	(718,118)	619,346	92,442
Prepayments and deposits	48,493	(70,900)	(10,582)
Accounts payable	39,222,551	8,450,783	1,261,349
Operating lease liabilities	-	(718,008)	(107,169)
Advance from customers	325,385	1,884,854	281,330
Other payables and accrued liabilities	1,638,664	275,991	41,194
Taxes payable	(440,109)	(1,926,401)	(287,531)
Net cash provided by operating activities	58,219,981	20,476,716	3,056,316

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for business acquisition payable - related parties	(47,000,000)	-	-
Loan proceeds to third parties	-	(10,339,518)	(1,543,258)
Loan repayment from third parties	-	23,668,958	3,532,786
Purchases of property and equipment	(69,970)	(1,812,133)	(270,476)
Net cash (used in) provided by investing activities	(47,069,970)	11,517,307	1,719,052

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts advanced from related parties	776,424	411,659	61,443
Amounts advanced to related parties	(20,000)	(40,280)	(6,012)
Proceeds from related parties	8,573,400	-	-
Repayments to related parties	(10,568,100)	(370)	(55)
Repayments of third party loan	(1,171,106)	-	-
Proceeds of third party loan	10,000,000	470,000	70,151
Net cash provided by financing activities	7,590,618	841,009	125,527

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(87,062)	721,682	107,719

CHANGE IN CASH AND CASH EQUIVALENTS	18,653,567	33,556,714	5,008,614

CASH AND CASH EQUIVALENTS, beginning of period	30,682,374	48,006,979	7,165,435

CASH AND CASH EQUIVALENTS, end of period	49,335,941	81,563,693	12,174,049

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	61,772	1,821	272
Cash paid for interest expense	20,177	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Initial recognition of right-of-use assets and lease liabilities	-	5,653,603	843,846

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

MC Hologram Inc. (“MC” or “the Company”) is a holding company incorporated on November 10, 2020, under the laws of the Cayman Islands. The Company has no substantive operations other than holding all of the outstanding share capital of Quantum Edge HK Limited (“Mengyun HK”), which was established in Hong Kong on November 25, 2020. Mengyun HK is also a holding company holding all of the outstanding equity of Beijing Xihuiyun Technology Co., Ltd (“Beijing Xihuiyun”) which was established on May 11, 2021 under the law of the People’s Republic of China (“PRC” or “China”).

Reorganization

On September 10, 2021, MC completed a reorganization of entities under common control of its then existing shareholders, who collectively owned majority of the equity interests of MC. MC, Mengyun HK and Beijing Xihuiyun were established as the holding companies of Shanghai Mengyun. All of these entities are under common control as the same group of shareholders held more than 50% of the voting ownership interest of each entity which results in the consolidation of Shanghai Mengyun and its subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value.

After the reorganization, MC owns 100% equity interests of Mengyun HK, Mengyun HK owns 100% equity interests of Beijing Xihuiyun. Mengyun HK and Beijing Xihuiyun together own 100% equity interest of Shanghai Mengyun. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

The Company, through its wholly owned subsidiaries, are mainly engaged in holographic Technology: (1) Holographic solutions, and (2) Holographic technology service. The majority of Company’s business activities are carried out in Shenzhen, China.

As June 30, 2022, there are twenty-two subsidiaries under the consolidation of the Shanghai Mengyun.

In March 2016, Shanghai Mengyun established wholly owned subsidiaries Shenzhen Mengyun Holographic Technology Co.,Ltd. (“Shenzhen Mengyun”) and Mcloudvr Software Network Technology Co., Limited(“Mcloudvr Software”). Shenzhen Mengyun established Horgos Weiyi Software Technology Co., Ltd. (“Horgos Weiyi”) on September 6, 2016 and Shenzhen Yunao Hongxiang Technology Co., Ltd. (“Shenzhen Yunao”) on December 3, 2021. Shenzhen Mengyun and subsidiaries engaged in holographic integrated entertainment solutions.

On June 26, 2017, Shanghai Mengyun acquired Shenzhen Qianhaiyoushi Technology Co., Ltd. (“Qianhai Youshi”) and Qianhai Youshi’s subsidiary Kashgar Youshi Information Technology Co., Ltd. (“Kashgar Youshi”). Qianhai Youshi established wholly owned subsidiaries Horgos Youshi Information Technology Co., Ltd. (“Horgos Youshi”) in November 2020 and acquired Shenzhen Yijia Network Technology Co., Ltd. (“Yijia Network”) in July 2020. Qianhai Youshi and subsidiaries are mainly engaged in holographic content sales and SDK software services.

On July 1, 2020, Shenzhen Mengyun acquired Shenzhen Bowei BroadVision Technology Co., Ltd. (“Shenzhen Bowei”), Shenzhen Bowei established wholly owned subsidiaries Horgos BroadVision Technology Co., Ltd. (“Horgos Bowei”) and Broadvision Intelligence (Hong Kong), Ltd. (“Broadvision HK”) in November 2020. Shenzhen Bowei and subsidiaries are mainly engaged in holographic printed circuit board assembly (“PCBA”) solutions.

On October 1, 2020, Shenzhen Mengyun acquired Shenzhen Tianyuemeng Technology Co., Ltd. (“Shenzhen Tianyuemeng”). Shenzhen Tianyuemeng established Horgos Tianyuemeng Technology Co., Ltd. (“Horgos Tianyuemeng”) in October 2020 and Horgos Tianyuemeng Technology Co., Ltd.-Shenzhen Branch (“Horgos Tianyuemeng-SZ”) in March 2021, which was later dissolved on December 10, 2021. Shenzhen Tianyuemeng and subsidiary engaged in holographic advertising services and SDK software services.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization (cont.)

On October 5, 2020, Shenzhen Mengyun acquired Mcloudvr Software Network Technology HK (“Mcloudvr HK”) for no consideration, which engaged in holographic integrated entertainment solutions, from the majority shareholder of Shanghai Mengyun, As of the acquisition date, there is no operation for Mcloudvr HK. Mcloudvr HK and another two investors established Ocean Cloud Technology Co., Limited. (“Ocean HK”) in November 2021 and Ocean HK established Shenzhen Haiyun Xinsheng Technology Co., Ltd. (“Shenzhen Haiyun”) in December 2021. On January 18, 2022, Shenzhen Haiyun acquired Shenzhen Tata Mutual Entertainment Information Technology Co., Ltd. (“Shenzhen Tata”) for RMB 4 (USD 0.62) from four third parties. Shenzhen Tata further established Horgos Tata Mutual Entertainment Information Technology Co., Ltd. (“Horgos Tata”) on March 22, 2022. On June 30, 2022, Shenzhen Haiyun transferred Shenzhen Tata and its subsidiary to an third party for RMB 1 (USD 0.15). On January 29, 2022, Shenzhen Haiyun established Shenzhen Youmi Technology Co., Ltd. (“Shenzhen Youmi”) under the law of PRC. Shenzhen Youmi further established Horgos Youmi Technology Co., Ltd. (“Horgos Youmi”) on March 17, 2022. On February 18, 2022, Shenzhen Haiyun established Shenzhen Yushian Technology Co., Ltd. (“Shenzhen Yushi”) under the law of PRC. Shenzhen Yushi further established Horgos Yushian Technology Co., Ltd. (“Horgos Yushi”) on March 24, 2022.

On June 24, 2021 Shanghai Mengyun established Quanyou Vision Technology Co., Ltd (“Shanghai Quanyou”), which primarily engages in software development and was later dissolved on September 1, 2021.

The Company’s main recognized revenue producing assets includes patented holographic software and technology, and customer relationship. The unrecognized revenue producing assets include digital product copyright and licensing.

The accompanying consolidated financial statements reflect the activities of MC and each of the following entities as of June 30, 2022:

Name	Background	Ownership
Quantum Edge HK Limited (“Mengyun HK”)	- A Hong Kong company - Formed on November 25, 2020 - Registered capital of HK 10,000 (USD 1,290) - A holding company	100% owned by MC

Beijing Xihuiyun Technology Co., Ltd (“Beijing Xihuiyun”)	- PRC limited liability company - Formed on May 11, 2021 - Registered capital of RMB 207,048,000 (USD 30,000,000) - A holding company	100% owned by Mengyun HK

Shanghai Mengyun Holographic Technology Co., Ltd. (“Shanghai Mengyun”)	- A PRC limited liability company - Formed on March 24, 2016 - Registered capital of RMB 27,000,000 (USD 4,316,665) - Primarily engages in holographic integrated solutions.	81.63% owned by Beijing Xihuiyun and 18.37% owned by Mengyun HK

Shenzhen Mengyun Holographic Technology Co., Ltd. (“Shenzhen Mengyun”)	- A PRC limited liability company - Formed on March 15, 2016 - Registered capital of RMB 10,000,000 (USD 1,538,461) - Primarily engages in holographic integrated solutions.	100% owned by Shanghai Mengyun

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization (cont.)

Name	Background	Ownership
Shenzhen Qianhai Youshi Technology Co., Ltd. (“Qianhai Youshi”)	- A PRC limited liability company - Formed on August 14, 2014 - Registered capital of RMB 10,000,000 (USD 1,538,461) - Primarily engages in holographic content sales and SDK software services.	100% owned by Shanghai Mengyun

Mcloudvr Software Network Technology Co., Limited (“Mcloudvr Software”)	- A Seychelles Islands company - Formed on February 25, 2016 - Registered capital of USD 50,000 (No operation and dissolved in May 2019)	100% owned by Shanghai Mengyun

Shenzhen Yijia Network Technology Co., Ltd. (“Yijia Network”)	- A PRC limited liability company - Formed on September 25, 2008 - Registered capital of RMB 10,000,000 (USD 1,538,461) - Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

Horgos Youshi Network Technology Co., Ltd. (“Horgos Youshi”)	- A PRC limited liability company - Formed on November 2, 2020 - Registered capital of RMB 1,000,000 (USD 153,846) - Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

Horgos Weiyi Software Technology Co., Ltd. (“Horgos Weiyi”)	- A PRC limited liability company - Formed on September 6, 2016 - Registered capital of RMB 10,000,000 (USD 1,538,461) - Primarily engages in holographic integrated solutions.	100% owned by Shenzhen Mengyun

Shenzhen BroadVision Technology Co., Ltd. (“Shenzhen Bowei”)	- A PRC limited liability company - Formed on April 12, 2016 - Registered capital of RMB 10,000,000 (USD 1,538,461) - Primarily engages in holographic PCBA solutions.	100% owned by Shenzhen Mengyun

Mcloudvr Software Network Technology HK Co., Limited (“Mcloudvr HK”)	- A Hong Kong company - Formed on February 2, 2016 - Registered capital of HKD 100,000 (USD 12,882) - Primarily engages in holographic integrated solutions.	100% owned by Shenzhen Mengyun

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization (cont.)

Name	Background	Ownership
Shenzhen Tianyuemeng Technology Co., Ltd. (“Shenzhen Tianyuemeng”)	- A PRC limited liability company - Formed on January 6, 2014 - Registered capital of RMB 20,000,000 (USD 3,076,922) - Primarily engages in holographic advertising services.	100% owned by Shenzhen Mengyun

Shenzhen Yunao Hongxiang Technology Co., Ltd. (“Shenzhen Yunao”)	- A PRC limited liability company - Formed on December 3, 2021 - Registered capital of RMB 5,000,000 (USD 784,671) - Advertising service	100% owned by Shenzhen Mengyun

Broadvision Intelligence (Hong Kong), Ltd. (“Broadvision HK”)	- A Hong Kong company - Formed on November 5, 2020 - Registered capital of HKD 10,000 (USD 1,288) - No operation	100% owned by Shenzhen Bowei

Horgos BroadVision Technology Co., Ltd. (“Horgos Bowei”)	- A PRC limited liability company - Formed on November 4, 2020 - Registered capital of RMB 1,000,000 (USD 153,846) - Primarily engages in holographic PCBA solutions.	100% owned by Shenzhen Bowei

Horgos Tianyuemeng Technology Co., Ltd. (“Horgos Tianyuemeng”)	- A PRC limited liability company - Formed on October 23, 2020 - Registered capital of RMB 1,000,000 (USD 153,846) - Primarily engages in SDK software services.	100% owned by Shenzhen Tianyuemeng

Horgos Tianyuemeng Technology Co., Ltd.-Shenzhen Branch (“Horgos Tianyuemeng-SZ”)	- A PRC limited liability company - Formed on March 19, 2021 - Registered capital of RMB 1,000,000 (USD 153,846) - No operation - Dissolved on December 10, 2021	100% owned by Horgos Tianyuemeng

Shanghai Mengyun Quanyou Vision Technology Co., Ltd (“Shanghai Quanyou”)	- A PRC limited liability company - Formed on June 24, 2021 - Registered capital of RMB 1,000,000 (USD 153,846) - No operation - Dissolved on September 1, 2021	100% owned by Shanghai Mengyun

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization (cont.)

Name	Background	Ownership
Ocean Cloud Technology Co., Limited. (“Ocean HK”)	- A Hong Kong company - Formed on November 4, 2021 - Registered capital of HKD 10,000 (USD 1,288) - No operation	56% owned by Mcloudvr HK

Shenzhen Haiyun Xinsheng Technology Co., Ltd. (“Shenzhen Haiyun”)	- A PRC limited liability company - Formed on December 3, 2021 - Registered capital of RMB 50,000,000 (USD 7,846,707) - No operation	100% owned by Ocean HK

Shenzhen Tata Mutual Entertainment Information Technology Co., Ltd. (“Shenzhen Tata”)	- A PRC limited liability company - Formed on January 16, 2020 - Sold on June 30, 2022 - Registered capital of RMB 5,000,000 (USD 784,671) - Game promotion service	100% owned by Shenzhen Haiyun

Shenzhen Youmi Technology Co., Ltd. (“Shenzhen Youmi”)	- A PRC limited liability company - Formed on March 17, 2022 - Registered capital of RMB 5,000,000 (USD 784,671) - Game promotion and advertising service	100% owned by Shenzhen Haiyun

Shenzhen Yushian Technology Co., Ltd. (“Shenzhen Yushi”)	- A PRC limited liability company - Formed on February 18, 2022 - Registered capital of RMB 5,000,000 (USD 784,671) - Advertising service	100% owned by Shenzhen Haiyun

Horgos Tata Mutual Entertainment Information Technology Co., Ltd. (“Horgos Tata”)	- A PRC limited liability company - Formed on March 22, 2022 - Sold on June 30, 2022 - Registered capital of RMB 5,000,000 (USD 784,671) - Game promotion service	100% owned by Shenzhen Tata

Horgos Youmi Technology Co., Ltd. (“Horgos Youmi”)	- A PRC limited liability company - Formed on January 29, 2022 - Registered capital of RMB 5,000,000 (USD 784,671) - Advertising service	100% owned by Shenzhen Youmi

Horgos Yushian Technology Co., Ltd. (“Horgos Yushi”)	- A PRC limited liability company - Formed on March 24, 2022 - Registered capital of RMB 5,000,000 (USD 784,671) - Advertising service	100% owned by Shenzhen Yushi

Kashgar Youshi Information Technology Co., Ltd. (“Kashgar Youshi”)	- A PRC limited liability company - Formed on May 5, 2016 - Registered capital of RMB 5,000,000 (USD 769,230) - Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations, advance from shareholders, and proceeds from third party loan have been utilized to finance the working capital requirements of the Company. As of June 30, 2022, the Company had cash of RMB 81.6 million (USD 12.2 million). The Company’s working capital was approximately RMB 104.6 million (USD 15.6 million) as of June 30, 2022. The Company believes its revenues and operations will continue to grow and the current working capital is sufficient to support its operations and debt obligations as they become due one year through report date.

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission, regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2022. Accordingly, these statements should be read in conjunction with the Company’s audited financial statements and note thereto as of and for the years ended December 31, 2020 and 2021.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited interim condensed consolidated financial statements include the useful lives of property and equipment and intangible assets, impairment of long-lived assets and goodwill, allowance for doubtful accounts, revenue recognition, inventory reserve, purchase price allocation for business combination, uncertain tax position, and deferred taxes. Actual results could differ from these estimates.

Foreign currency translation and transaction

The functional currency of the Company, Menyun HK, Broadvision HK, and Mcloudvr HK is in US dollars and the functional currency of the Company’s other subsidiaries are Renminbi (“RMB”), as determined based on the criteria of Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”. The reporting currency of the Company is also the RMB.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the unaudited interim condensed consolidated statement of operations.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

In the unaudited interim condensed consolidated financial statements, the financial information of the Company and other entities located outside of the PRC has been translated into RMB. Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income (loss).

The balance sheet amounts, with the exception of shareholders’ equity for MC, Mengyun HK and Mcloudvr HK at December 31, 2021 and June 30, 2022 were translated at RMB 1.00 to USD 0.1569 and to USD 0.1493, respectively. The average translation rates applied to statement of income accounts for the six months ended June 30, 2021 and 2022 were RMB 1.00 to USD 0.1546, and USD 0.1544, respectively. The shareholders’ equity accounts were stated at their historical rate. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Convenience translation

Translations of balances in the unaudited interim condensed consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from RMB into USD as of and for the six months ended June 30, 2022 are solely for the convenience of the reader and were calculated at the rate of RMB 1.00 to USD 0.1493, representing the mid-point reference rate set by Peoples’ Bank of China on June 30, 2022. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Cash and cash equivalents

Cash and cash equivalents primarily consists of bank deposits with original maturities of six months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in the PRC.

Accounts receivable, net

Accounts receivables include trade accounts due from customers. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides an allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2021, and June 30, 2022, the Company has RMB 1,886,468 and RMB 3,123,750 (USD 466,245) of an allowance for doubtful accounts for accounts receivable, respectively.

Inventories, net

Inventories are comprised of raw material and finish goods are stated at the lower of cost or net realizable value using the weighted average method. Cost of finished goods comprise direct material and outsourced assembling costs. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of December 31, 2021, and June 30, 2022, the Company has an allowance of RMB 176,459 and RMB 111,305 (USD 16,613), respectively.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Prepayments, other current assets and deposits, net

Prepayments and other current assets are mainly payments made to vendors or service providers for purchasing goods or services that have not been received or provided, deposits for rent and utilities and employee advances. This amount is refundable and bears no interest. Prepayment and deposit are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2021, and June 30, 2022, the Company made RMB 3,300 and RMB 3,300 (USD 520) allowance for noncurrent prepayments and deposits, respectively.

Due from related parties

Due from related parties primarily includes overpayment of acquisition payable to the prior owner of the entity, which the Company acquired in 2017 and advances to the Company’s equity investment investee for operational purpose, which are no interest and due on demand. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Loans receivable

Loans receivable consists of two loans to third parties, which is carried at cost and includes unpaid principal and interest balances. The Company maintains an allowance for loan losses based on management’s estimate of credit losses inherent in the Company’s loans receivable. There was no allowance necessary as of December 31, 2021 and June 30, 2022.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with a 5% residual value. The estimated useful lives are as follows:

Useful Life
Office equipment	3 years
Mechanical equipment	3 – 5 years
Electronic equipment	3 – 5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of customer relationships, software, and non-competing agreements. Identifiable intangible assets resulting from the acquisitions of subsidiaries accounted for using the purchase method of accounting are estimated by management based on the fair value of assets received. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company typically amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of three to ten years.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written down to its fair value and the loss is recognized in the consolidated statements of income and comprehensive income. Impairment losses on goodwill are not reversed.

The Company has the option to assess qualitative factors to determine whether it is necessary to perform further impairment testing in accordance with ASC 350-20, as amended by ASU 2017-04. If the Company believes, as a result of the qualitative assessment, that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, then the impairment test described below is required. The Company compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, impairment is recognized for the difference, limited to the amount of goodwill recognized for the reporting unit. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being discounted cash flows.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended June 30, 2021 and 2022, no impairment of long-lived assets was recognized.

Investments in unconsolidated entities

The Company’s investments in unconsolidated entities consist of equity investments without readily determinable fair value.

The Company follows ASC Topic 321, Investments Equity Securities (“ASC 321”) to account for investments that do not have readily determinable fair value and over which the Company does not have significant influence. The Company uses the measurement alternative to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any.

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary.

Business combination

The purchase price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. Transaction costs associated with business combinations are expensed as incurred, and are included in general and administrative expenses in the Company’s consolidated statements of income and comprehensive income. The results of operations of the acquired business are included in the Company’s operating results from the date of acquisition.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Fair value measurement

U.S. GAAP regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

U.S. GAAP defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the unaudited interim condensed consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Noncontrolling Interests

The Company’s noncontrolling interests represent the minority shareholders’ ownership interests related to the Company’s subsidiaries, including 44% for Ocean HK and its subsidiaries. The noncontrolling interests are presented in the consolidated balance sheets separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the consolidated statement of income as allocations of the total income or loss for the six months ended June 30, 2022 between noncontrolling interest holders and the shareholders of the Company.

Revenue recognition

Effective January 1, 2019, the Company adopted ASC Topic 606 using the modified retrospective adoption method. Based on the requirements of ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services. The Company primarily sells its products to hospitals and medical equipment companies. Revenue is recognized when the following 5-step revenue recognition criteria are met:

1)	Identify the contract with a customer

2)	Identify the performance obligations in the contract

3)	Determine the transaction price

4)	Allocate the transaction price

5)	Recognize revenue when or as the entity satisfies a performance obligation

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

The Company’s revenue recognition policies effective upon the adoption of ASC 606 are as follows:

(i) Holographic Solutions

a. Holographic Technology LiDAR Products

The Company generates LiDAR revenue through selling integrated circuit board embedded with holographic software. The Company typically enters into written contracts with its customer where the rights of the parties, including payment terms, are identified and sales prices to the customers are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a point in time when the control of products are transferred to customers.

b. Holographic Technology Intelligence Vision software and Technology Development Service

The Company generates revenue by developing ADAS software and technology, which are generally on a fixed-priced basis. The Company has no alternative use for the customized software and the Company has an enforceable right to payment for performance completed to date. Revenues from ADAS software development contracts are recognized over time during the contract period based on the Company’s measurement of progress towards completion using input method, which is usually measured by comparing labor hours expended to date to total estimated labor hours needed to satisfy the performance obligation. As of December 31, 2021 and June 30, 2022, the Company’s aggregate amount of transaction price allocated to unsatisfied performance obligation is RMB 2,450,000 and Nil. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period. The Company has a long history of developing various ADAS software resulting in its ability to reasonably estimate the progress toward completion on each fixed price customized contracts.

c. Holographic Technology Licensing and Content Products

The Company provides holographic content products and holographic software for music videos, shows, and commercials on a fixed-price basis. These contents and software are generally pre-developed and exist when made available to the customer. Content products are delivered through its website or offline using hard drive.

Revenues from licensing and content products are recognized at the point in time when the control of products or services is transferred to customers. No upgrades, maintenance, or any other post-contract customer support are provided.

d. Holographic Technology Hardware Sales

The Company is a distributer of holographic hardware and generates revenue through resale. In accordance with ASC 606, revenue recognition: principal agent consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASU 2016-08: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfilment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly. 2) The Company assumes inventory risk after taking the title from vendors and is responsible for product damage during shipment period prior to acceptance of its customers and is also responsible for product return if the customer is not satisfied with the products. 3) The Company determines the resale price of hardware products. 4) The Company is the party that directs the use of the inventory and can prevent the vendor from transferring the product to a customer or to redirect the products to a different customer. After evaluating the above scenario, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive. Revenue is recognized at a point in time when the Company has delivered products and the acceptance by its customer with no future obligation. The Company generally permits returns of products due to deficits; however, returns are historically insignificant.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

ii. Holographic Technology Service

Holographic advertisements are the use of holographic technology integrated into advertisements on media platforms and offline display. The Company enters advertising contracts with advertisers to promote merchandises and services where the price, which is generally based on cost per action (“CPA”), is fixed and determinable. The Company provides its advertising service to channel providers where the amounts cost per action are also fixed and determinable. Revenue is recognized at a point of time when agreed actions are performed. The Company considers itself as provider of the services under the CPA model as it has the control of the services at any time before it is transferred to the customers which is evidenced by 1) having a right to a service to be performed by the other party, which gives the Company the ability to direct that party to provide the service to the customers on the Company’s behalf. 2) having discretion in setting the price for the service 3) billing monthly advertising fee directly to customers by settling valid CPA data with customers. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. The Company also provides advertisement services through influencers on social networks. The Company charges advertisers a fixed rate, which is generally a fixed percentage of total value of merchandise sold over a specific period (“GMV”). Revenue is recognized at a point of time when merchandise is sold through social network.

The Company’s SDK service is a collection of software development tools in one installable package that enables customers (usually software developers) to add holographic functionality and run holographic advertisements in their APPs or software. SDK contracts are primarily on a fixed rate basis, or cost per SDK Connection. The Company recognizes SDK service revenue at a point in time when a user completes an SDK connection via a designated portal. Service fees are generally billed monthly based on per-connection basis.

The Company also provides game promotion services for game developers and licensed game operators. The Company acted as a marketing channel that it will promote the games through in-house or third-party platforms, from which users can download the mobile and purchase virtual currency for in game premium features to enhance their game playing experience. The Company contracts with third party payment platforms for collection services offered to game players who have purchased virtual currency. The game developers, licensed operator, payment platforms and the marketing channels are entitled to profit sharing based on a prescribed percentage of the gross amount charged to the game players. The Company’s obligation in the promotion services is completed at a point in time when the game players made a payment to purchase virtual currency. The Company considered itself an agent in these arrangements since it does not control the services at any time. Accordingly, the Company records the game promotion service revenue on a net basis.

Contract balances:

The Company records receivable related to revenue when it has an unconditional right to invoice and receive payment.

Payments received from customers before all of the relevant criteria for revenue recognition met are recorded as deferred revenues.

The Company’s disaggregate revenue streams are summarized and disclosed in Note 19.

Cost of revenues

For holographic solutions, the cost of revenue consists primarily of the costs of hardware products sold and outsourced content providers, third party software development costs, and compensation expenses for the Company’s professionals.

For holographic technology service, the cost of revenue consists primarily of costs paid to channel distributors for advertising services and compensation expenses for the Company’s professionals.

Advertising costs

Advertising costs amounted to RMB 53,393 and RMB 1,195,046 (USD 178,370) for the six months ended June 30, 2021 and 2022, respectively. Advertising costs are expensed as incurred and included in selling expenses.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, outsourced subcontractors, as well as office rental, depreciation and related expenses for the Company’s research and product development team.

Value added taxes (“VAT”)

Revenue represents the invoiced value of service, net of VAT. VAT is based on the gross sales price. The VAT rate is 6% on services and 13% on goods in China. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company are accounted for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2018 to 2021 are subject to examination by the applicable tax authorities.

Other income, net

Other income includes government subsidies which are amounts granted by local government authorities as an incentive for companies to promote development of the local technology industry. The Company receives government subsidies, and records such government subsidies as a liability when it is received. The Company records government subsidies as other income when there is no further performance obligation. Total government subsidies amounted to RMB 948,251 and RMB 82,774 (USD 12,355) for the six months ended June 30, 2021 and 2022, respectively.

Other income also includes RMB 528,400 and RMB 537,569 (USD 80,237) of input VAT credits the Company redeemed during the six months ended June 30, 2021 and 2022, respectively. As part of VAT reform in 2019, from April 1, 2019 to December 31, 2022, a taxpayer in certain service industries could claim an additional 10% of input VAT credit based on total input VAT paid to suppliers, the credit was applied to offset with the Company’s VAT payable.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Operating leases

Effective January 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On January 1, 2022, the Company recognized approximately RMB 5.7 million (USD 0.9 million) of right of use (“ROU”) assets and approximately RMB 5.7 million (USD 0.9 million) of operating lease liabilities based on the present value of the future minimum rental payments of leases, using incremental borrowing rate of 5.6% to 7%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

When determining the lease payments for an operating lease transitioning to ASC 842 using the effective date, it’s based on future payments at the transition date, based on the present value of lease payments over the remaining lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company use its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. The Company has determined that it has two operating segments: (1) Holographic solutions, and (2) Holographic technology service.

Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were RMB 1,603,771 and RMB 2,107,372 (USD 314,543) the six months ended June 30, 2021 and 2022, respectively.

Recently issued accounting pronouncements

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information.

In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company is still evaluating the impact of the adoption of this ASU on the Company’s unaudited interim condensed consolidated financial statements.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The adoption of this new standard does not have material impact on Company’s unaudited interim condensed consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31, 2021	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Accounts receivable	70,142,904	89,819,589	13,406,309
Less: allowance for doubtful accounts	(1,886,468)	(3,123,750)	(466,245)
Accounts receivable, net	68,256,436	86,695,839	12,940,064

Movement of allowance for doubtful accounts is as follows:

	December 31, 2021	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Beginning balance	1,366,117	1,886,468	281,571
Provision for doubtful accounts	520,351	1,237,282	184,674
Ending balance	1,886,468	3,123,750	466,245

Net provision for doubtful accounts for the six months ended June 30, 2021 and 2022 amounted to RMB 9,249 and RMB 1,237,282 (USD 184,674), respectively.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Inventories, net

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Raw materials	1,489,080	1,361,605	203,231
Finished goods	612,890	121,019	18,063
Total	2,101,970	1,482,624	221,294
Less: Inventory allowance	(176,459)	(111,305)	(16,613)
Inventories, net	1,925,511	1,371,319	204,681

As of December 31, 2021 and June 30, 2022, the management of the Company estimated its inventories at the lower of cost or market, determined on a weighted average method, or net realizable value. The Company recognized RMB 176,459 and RMB 111,305 (USD 16,613) inventory allowance as of December 31, 2021 and June 30, 2022, respectively.

Movement of inventory reserve is as follows:

	December 31, 2021	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Beginning balance	88,412	176,459	26,338
Provision (recovery) for inventory reserve	88,047	(65,154)	(9,725)
Ending balance	176,459	111,305	16,613

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Property and equipment, net

Property and equipment, net consist of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Office equipment	1,143,955	1,140,456	170,222
Mechanical equipment	1,059,177	1,059,177	158,091
Electronic and other equipment	632,618	2,444,751	364,899
Vehicles	43,984	43,984	6,565
Less: accumulated depreciation	(2,585,492)	(2,710,715)	(404,596)
Total	294,242	1,977,653	295,181

Depreciation expense for the six months ended June 30, 2021 and 2022 amounted to RMB 154,095 and RMB 125,437 (USD 18,723), respectively. The loss from disposal of fixed assets amounted to nil and RMB 3,285 (USD 490), for the six months ended June 30, 2021 and 2022.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of accounting software. The following table summarizes acquired intangible asset balances as of:

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Customer relationship	13,300,000	13,300,000	1,985,134
Software	14,745,631	14,745,631	2,200,906
Non-compete agreements	2,300,000	2,300,000	343,294
Less: accumulated depreciation	(8,589,869)	(11,779,902)	(1,758,247)
Total	21,755,762	18,565,729	2,771,087

Amortization expense charged to operations for the six months ended June 30, 2021 and 2022 was RMB 3,191,685 and RMB 3,190,033 (USD 476,138), respectively.

The estimated annual amortization expense for each of the five succeeding fiscal years is as follow:

Twelve months ending December 31,	RMB (Unaudited)	USD (Unaudited)
2022 (remaining six months)	3,189,206	476,016
2023	6,308,100	941,536
2024	4,600,734	686,697
2025	4,467,080	666,748
2026	609	90
Total	18,565,729	2,771,087

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Prepayment, other assets, and deposits

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Current:
Inventory Purchase	89,884	1,136,677	169,658
Rent and rent deposits	48,988	50,793	7,581
VAT	157,613	287,659	42,935
Professional service	66,667	7,443,360	1,110,982
Other services	261,714	249,484	37,239
Prepayment and other current assets	624,866	9,167,973	1,368,395

Non-current:
Rent deposits	344,083	364,083	54,342
Other	108,909	159,809	23,853
Allowance for doubtful accounts	(3,300)	(3,300)	(492)
Prepayment and deposit	449,692	520,592	77,703

Movement of allowance for doubtful accounts is as follows:

	December 31, 2021	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Beginning balance	8,306	3,300	492
Recovery of doubtful accounts	(5,006)	—	—
Ending balance	3,300	3,300	492

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. The following table summarizes the components of acquired goodwill balances as of:

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Goodwill from Shenzhen Bowei acquisition*	9,729,087	9,729,087	1,452,146
Goodwill from Shenzhen Tianyuemeng acquisition**	11,426,810	11,426,810	1,705,545
Goodwill	21,155,897	21,155,897	3,157,691

*	On July 1, 2020, Shenzhen Mengyun entered into acquisition agreement to acquire 100% equity interests of Shenzhen Bowei, a provider of holographic PCBA solutions. The transaction consummated on July 1, 2020. According to the agreement, acquisition consideration is RMB 20,000,000 (approximately USD 3.1 million) to acquire the 100% equity interests of Shenzhen Bowei. Acquired amortizable intangible assets includes customer relationship, software, and non-compete agreements. Approximately RMB 9.7 million (USD 1.5 million) of goodwill arising from the acquisition is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition.
**	On October 1, 2020, Shenzhen Mengyun entered into acquisition agreement to acquire 100% equity interests of Shenzhen Tianyuemeng, an entity focused on holographic advertising services. The transaction consummated on October 1, 2020. According to the agreement, acquisition consideration is RMB 30,000,000 (approximately USD 4.6 million) to acquire the 100% equity interests of Shenzhen Tianyuemeng. Acquired amortizable intangible assets includes customer relationship, software, and non-compete agreements. Approximately RMB 11.4 million (USD 1.8 million) of goodwill arising from the acquisition is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition.

The changes in the carrying amount of goodwill allocated to reportable segments as of December 31, 2021 and June 30, 2022 are as follows

	Holographic solutions	Holographic technology service	Total RMB (Unaudited)	Total USD (Unaudited)
As of December 31, 2021	9,729,087	11,426,810	21,155,897	3,157,691
As of June 30, 2022	9,729,087	11,426,810	21,155,897	3,157,691

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Investments in unconsolidated entities

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Equity investments without readily determinable fair value:
19.9% Investment(1)	2,000,000	2,000,000	298,516
4.4% Investment(2)	500,000	500,000	74,629
5% Investment(3)	600,000	600,000	89,555
3% Investment(4)	1,000,000	1,000,000	149,258
Impairment	(2,500,000)	(2,500,000)	(373,145)
Total	1,600,000	1,600,000	238,813

(1)	In August 2016, Shenzhen Mengyun invested RMB 2,000,000 in a company in the technology development and animation design areas for 19.9% equity interest. Due to the continual losses, the Company believes that the probability of recovering the investment is low. Therefore, the Company accrued RMB 2,000,000 (USD 306,645) impairment loss for the investment in 2018
(2)	In November 2015, Shanghai Mengyun invested RMB 500,000 in a company in the database service for 4.44% equity interest. Due to the continual losses, the Company believes that the probability of recovering the investment is low. Therefore, the Company accrued RMB 500,000 (USD 76,661) impairment loss for the investment in 2018
(3)	In September 2021, Shenzhen Mengyun invested RMB 600,000 in a company specializing in research and development of smart wearable devices for 5% equity interest.
(4)	In October 2021, Shenzhen Mengyun invested RMB 1,000,000 in a company specializing in VR/AR education technology for 3% equity interest.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Loan receivable

On September 1, 2021 and October 1, 2021, the Company entered into a RMB 10,000,000(USD 1,575,746) and RMB 4,200,000(USD 661,813) loan agreement, respectively, with a third party to provide funds for their operations. The loan is with 4.35% annual interest rate, no collateral and is due on August 31, 2022 and September 30, 2022, respectively. As of December 31, 2021, the loan balance RMB 14,200,000 (USD 2,228,465) and related accrued interest RMB 162,321(USD 25,474) was fully received.

On September 1, 2021, the Company entered into a RMB 50,806,587 (USD 7,853,126) loan agreement with a third party to provide funds for their operations with 4.35% annual interest rate, no collateral and is due on August 31, 2022. On October 12, 2021, the Company entered into an amended loan agreement with the third party to increase the loan amount by RMB 25,100,000 (USD 3,939,047) which is due on October 12, 2022. As of December 31, 2021, the loan receivable and related accrued interest was RMB 12,703,387 (USD 1,993,595), and RMB 626,054 (USD 98,249), respectively, which were subsequently received in March 2022. In January 2022, the Company further funded RMB 10,000,000 (USD 1,575,746) to the borrower. As of June 30, 2022, the loan receivable and related accrued interest was RMB 88,192, which was fully collected in August 2022.

Note 11 — Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Employee compensation payable	5,704,119	5,831,287	870,367
Payable from prior acquisition*	3,886,737	3,886,737	580,127
Other	282,660	431,649	64,428
	9,873,516	10,149,673	1,514,922

*	These payables are from an entity acquired in 2015 for inventory purchase, which the Company is still obligated to pay if any of the vendors ask for the payment in the future.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Related party balances and transactions

The amounts due from related parties consist of the following:

RP Name	Relationship	Nature	December 31, 2021	June 30, 2022	June 30, 2022
			RMB	RMB (Unaudited)	USD (Unaudited)
Shenzhen Ultimate Holographic Culture Communication Co., Ltd.	Shenzhen Mengyun’s 19.9% equity investment	Advances for operational purposes, no interest, due on demand	20,000	60,280	8,997
			20,000	60,280	8,997

The amounts due to related parties consists of the following:

RP Name	Relationship	Nature	December 31, 2021	June 30, 2022	June 30, 2022
			RMB	RMB (Unaudited)	USD (Unaudited)
Never Stop Holdings Limited	Former shareholder of Mengyun Cayman	Advances, no interest, due on demand	1,784,188	2,301,783	343,560
Yuxiu Han	Former shareholder and current legal representative of Shenzhen Bowei	Advances for operational purpose, no interest, due on demand	350,000	350,000	52,240
Zijuan Han	Supervisor of Horgos Bowei	Short-term loan	370	—	—
			2,134,558	2,651,783	395,800

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Loan payable

Short-term bank borrowings consisted of the following:

Bank name	Term	Interest rate	Collateral/Guarantee	June 30, 2022	June 30, 2022
				RMB (Unaudited)	USD (Unaudited)
Shenzhen Qianhai Webank Co., LTD	From March 28, 2022 to March 28, 2023	5.4%	Guaranteed by Shenzhen Sme Financing Guarantee Co., LTD	470,000	70,151

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Income taxes

Cayman Islands

MC was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Seychelles

Mcloudvr Software is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

Hong Kong

Mengyun HK, Broadvision HK, and Mcloudvr HK are incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. Under Hong Kong tax law, Mengyun HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The subsidiaries incorporated in the PRC are governed by the income tax laws of the PRC and the income tax provision for operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on a case-by-case basis. EIT grants preferential tax treatment to certain High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Shanghai Mengyun obtained the “high-tech enterprise” tax status in October 2017 and further renewed in December 2020, which reduced its statutory income tax rate to 15% from January 2017 to December 2023. Shenzhen Mengyun obtained the “high-tech enterprise” tax status in November 2018 and further renewed in December 2021, which reduced its statutory income tax rate to 15% from January 2018 to December 2024.

Horgos Weiyi, Horgos Youshi, Horgos Bowei and Horgos Tianyuemeng were formed and registered in Horgos in Xinjiang Province, China from 2016 to 2020, and Kashgar Youshi was formed and registered in Kashgar in Xinjiang Provence, China in 2016. These companies are not subject to income tax for 5 years and can obtain another two years of tax exempt status and three years at reduced income tax rate of 12.5% after the 5 years due to the local tax policies to attract companies in various industries.

The Ministry of Finance (“MOF”) and State Administration of Taxation (“SAT”) on January 17, 2019 jointly issued Cai Shui 2019 No. 13. This clarified that from January 1, 2019 to December 31, 2021, eligible small enterprises whose RMB 1,000,000 of annual taxable income is eligible for a 75% reduction on a rate of 20% (i.e., effective rate is 5%) and the income between RMB 1,000,000 and RMB 3,000,000 is eligible for 50% reduction on a rate of 20% (i.e. effective rate is 10%). On March 14, 2022, MOF and SAT further jointly issued Cai Shui 2022 No. 13, which clarified that from January 1, 2022 to December 31, 2022, eligible small enterprises whose income between RMB 1,000,000 and RMB 3,000,000 is eligible for 75% reduction on a rate of 20% (i.e. effective rate is 5%). For the six months ended June 30, 2021 and 2022, Shenzhen Tianyuemeng, Yijia Network, and Qianhai Youshi were eligible to employ this policy.

Tax savings for those entities in Xinjiang province including Horgos Weiyi, Horgos Youshi, Horgos Bowei, Kashgar Youshi and Horgos Tianyuemeng and for those entities eligible for small enterprises including Shenzhen Tianyuemeng, Yijia Network, and Qianhai Youshi and HNTEs including Shanghai Mengyun and Shenzhen Mengyun for the six months ended June 30, 2021 and 2022 amounted to RMB 11,273,752 and RMB 10,045,775 (USD 1,499,414), respectively. The preferential tax rate reduction increased earnings per share by RMB 0.09 and RMB 0.08 (USD 0.01) for the six months ended June 30, 2021 and 2022, respectively.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Income taxes (cont.)

Significant components of the income tax expense (benefit) consisted of the following:

	June 30, 2021	June 30, 2022	June 30, 2022
	RMB (Unaudited)	RMB (Unaudited)	USD (Unaudited)
Current income tax expense	194,681	22,370	3,339
Deferred income tax benefit	(42,190)	(1,692,131)	(252,564)
Total	152,491	(1,669,761)	(249,225)

The following table reconciles China statutory rates to the Company’s effective tax rate:

	For the six months ended June 30,
	2021 (Unaudited)	2022 (Unaudited)
China statutory income tax rate	25.00%	25.00%
Preferential tax rate reduction	(23.11)%	(28.70)%
Change in valuation allowance	(0.89)%	2.30%
Additional R&D deduction in China	(0.66)%	(3.57)%
Permanent difference	0.03%	0.16%
Tax rate difference outside China(1)	(0.06)%	0.04%
Effective tax rate	0.31%	(4.77)%

(1)	It is mainly due to the lower tax rate of the entities incorporated in Hong Kong.

Deferred tax assets and liabilities — China

Significant components of deferred tax assets and liabilities were as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
Deferred tax assets:
Allowance for doubtful accounts	234,793	326,131	48,678
Depreciation and amortization	3,093	-	-
Net operating loss carry forward	1,529,668	3,558,970	531,205
Inventory reserve	44,115	27,823	4,153
Less: valuation allowance	(1,020,633)	(1,825,460)	(272,465)
Deferred tax assets, net	791,036	2,087,464	311,571
Deferred tax liabilities:
Recognition of intangible assets arising from business acquisition	(2,778,030)	(2,388,708)	(356,534)
Deferred tax liabilities, net	(2,778,030)	(2,388,708)	(356,534)
Total deferred tax liabilities, net	(1,986,994)	(301,244)	(44,963)

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Income taxes (cont.)

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary differences can be utilized. Valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. Valuation allowance was provided for net operating loss carry forward because it was more likely than not that such deferred tax assets would not be realized based on the Company’s estimate of its future taxable income. If events occur in the future that allow the Company to realize more of its deferred income tax than the presently recorded amounts, an adjustment to the valuation allowances will result in a decrease in tax expense when those events occur. The valuation allowance was decreased by RMB 164,309 and increased by RMB 804,806 (USD 120,124) for the six months ended June 30, 2021 and 2022, respectively.

The Company recognized deferred tax liabilities related to the excess of the intangible assets reporting basis over its income tax basis as a result of fair value adjustment from acquisitions in 2020. The deferred tax liabilities will reverse as the intangible assets are amortized for financial statement reporting purposes.

As of June 30, 2022, the Company had net operating loss carry forwards of approximately RMB 21,299,907 (USD 3,179,185), which arose from Shenzhen Mengyun, Qianhai Youshi, Yijia Nework and Shenzhen Bowei, the subsidiaries established in the PRC, and will expire during the period from 2022 to 2026.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2021 and June 30, 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses For the six months ended June 30, 2021 and 2022, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2022.

Value added taxes (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT are based on gross sales price. VAT rate is 6% on services and 13% on goods in China.

Taxes payable consisted of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB (Unaudited)	USD (Unaudited)
VAT taxes payable	2,642,286	779,360	116,325
Income taxes payable	461,078	493,476	73,655
Other taxes payable	145,920	52,622	7,855
Totals	3,249,284	1,325,458	197,835

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and short term investments consisting of time deposit. In China, the insurance coverage for cash deposits at each bank is RMB 500,000. As of December 31, 2021 and June 30, 2022, cash and time deposit balance of RMB 48,006,979 and RMB 81,563,693 (USD 12,174,049) was deposited with financial institutions located in China, of which RMB 39,962,354 and RMB 71,544,977 (USD 10,678,674) was uninsured. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against the U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to the Company.

Customer concentration risk

For the six months ended June 30, 2021, one customer accounted for 22.5% of the Company’s total revenues. For the six months ended June 30, 2022, two customers accounted for 24.1%, and 12.7% of the Company’s total revenues.

As of December 31, 2021, two customers accounted for 27.8%, and 19.9% of the Company’s accounts receivable, respectively. As of June 30, 2022, two customers accounted for 31.4%, and 16.1% of the Company’s accounts receivable, respectively.

Vendor concentration risk

For the six months ended June 30, 2021, three vendors accounted for 14.3%, 11.1% and 10.1% of the Company’s total purchases. For the six months ended June 30, 2022, two vendors accounted for 32.3% and 16.7% of the Company’s total purchases, respectively.

As of December 31, 2021, three vendors accounted for 41.1%, 18.6%, and 15.9% of the Company’s accounts payable, respectively. As of June 30, 2022, two vendors accounted for 47.8%, and 28.1% of the Company’s accounts payable, respectively.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Shareholders’ equity

Ordinary shares

MC was established under the laws of Cayman Islands on November 10, 2020 with authorized share of 500,000,000 ordinary Shares with a par value of USD 0.0001 each.

In September 2021, MC issued 132,000,000 ordinary shares, and the shares were presented on a retroactive basis as if they were issued and outstanding at the beginning of the period presented pursuant to the reorganization as stated in Note 1.

Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by Beijing Xihuiyun and Shanghai Mengyun (collectively “Mengyun PRC entities”) only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying unaudited interim condensed consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Mengyun PRC entities.

Mengyun PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Mengyun PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund and staff bonus and welfare fund at its discretion. Mengyun PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, Mengyun PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulations in the PRC may further restrict Mengyun PRC entities from transferring funds to the Company in the form of dividends, loans and advances. As of December 31, 2021 and June 30, 2022, amounts restricted are the paid-in-capital and statutory reserve of Mengyun PRC entities, which amounted to RMB 38,451,384 and RMB 40,174,118 (USD 5,996,316).

Statutory reserve

During the six months ended June 30, 2021 and 2022, Mengyun PRC entities collectively attributed RMB 780,655 and RMB 1,722,734 (USD 257,132), of retained earnings for their statutory reserves, respectively.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Leases

The Company has several offices lease agreements with lease terms ranging from two to six years. Upon adoption of ASU 2016-02 on January 1, 2022, the Company recognized approximately RMB 5.7 million (USD 0.9 million) of right of use (“ROU”) assets and approximately RMB 5.7 million (USD 0.9 million) of operating lease liabilities based on the present value of the future minimum rental payments of leases, using incremental borrowing rate of 5.4 to 7.0%.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases generally do not contain options to extend at the time of expiration.

As of June 30, 2022, the Company’s operating leases had a weighted average remaining lease term of approximately 3.34 years.

For the six months ended June 30, 2022, rent expenses for the operating leases and short term lease (less than one year) were RMB 943,789 (USD 140,868) and RMB 248,234 (USD 37,051), respectively.

For the six months ended June 30, 2021, rent expenses for the operating leases were RMB 1,089,921.

The five-year maturity of the Company’s lease obligations is presented below:

Years ending December 31,	RMB (Unaudited)	USD (Unaudited)
2022 (remaining six months)	$918,117	137,037
2023	1,827,517	272,772
2024	1,252,317	186,919
2025	962,477	143,656
2026	555,746	82,950
Total lease payments	5,516,174	823,334
Less: Interest	(580,579)	(86,656)
Present value of lease liabilities	4,935,595	736,678

Future amortization of Company’s ROU assets is presented below:

Twelve months ending December 31,	RMB	USD
2022 (remaining six months)	806,403	120,362
2023	1,630,563	243,375
2024	1,097,308	163,782
2025	825,821	123,261
2026	510,831	76,246
Total	4,870,926	727,026

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Commitments and contingencies

Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited interim condensed consolidated financial statements.

COVID-19

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. The pandemic has resulted in quarantines, travel restrictions, and temporary closure of stores and business facilities in China from February to mid-March in 2020. All of the Company’s business operations and the workforce are concentrated in China, so the Company closed offices and implemented work-from-home policy during that period. Due to the nature of the Company’s business, the impact of the closure on the operational capabilities was not significant. However, the Company’s customers were negatively impacted by the pandemic and reduced their budgets for online advertising and marketing. In addition, the omicron variant of COVID-19 hit China hard in 2022. The surge in positive cases has resulted in local authorities implementing numerous unprecedented measures such as regional quarantines, travel restrictions, routine tests, and temporary closure of stores and business facilities in China, including Shanghai and Shenzhen. The reductions in travel and outdoor activities have caused diminishing market demand on entertainment services, which may negatively impact our business and revenue. The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Segments

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. The Company has determined that it has two operating segments: (1) Holographic solutions, and (2) Holographic technology service.

The summary information by segment are as follows:

	Holographic solutions	Holographic technology service	Total June 30, 2021
	RMB (Unaudited)	RMB (Unaudited)	RMB (Unaudited)
Revenues	83,905,766	134,006,823	217,912,589
Cost of revenues	(56,446,391)	(9,228,073)	(65,674,464)
Gross profit	27,459,375	124,778,750	152,238,125
Depreciation and amortization	(1,295,552)	(2,050,228)	(3,345,780)
Total capital expenditures	(69,970)	—	(69,970)

	Holographic solutions	Holographic technology service	Total June 30, 2022	Total June 30, 2022
	RMB (Unaudited)	RMB (Unaudited)	RMB (Unaudited)	USD (Unaudited)
Revenues	107,019,008	145,127,630	252,146,638	37,634,950
Cost of revenues	(91,313,957)	(35,062,312)	(126,376,269)	(18,862,693)
Gross profit	15,705,051	110,065,318	125,770,369	18,772,257
Depreciation and amortization	(1,273,588)	(2,041,882)	(3,315,470)	(494,861)
Total capital expenditures	(1,812,133)	—	(1,812,133)	(270,476)

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Segments (cont.)

Total assets as of:

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB	USD
Holographic solutions	103,285,257	104,712,591	15,629,213
Holographic technology service	74,133,569	122,925,501	18,347,637
Total Assets	177,418,826	227,638,092	33,976,850

Disaggregated information of holographic solutions revenues by business lines are as follows:

	June 30, 2021	June 30, 2022	June 30, 2022
	RMB (Unaudited)	RMB (Unaudited)	USD (Unaudited)
Holographic Technology LiDAR Products	31,689,699	19,462,207	2,904,894
Holographic Technology Intelligence Vision software and Technology Development Service	2,701,411	12,768,490	1,905,802
Holographic Technology Licensing and Content Product	21,965,060	13,854,285	2,067,865
Holographic Hardware Sales	27,549,596	60,934,026	9,094,902
Total Holographic Solutions	83,905,766	107,019,008	15,973,463

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 20 — Subsequent events

Management evaluated subsequent events of the Company through September 22, 2022, the date the unaudited interim condensed consolidated financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the unaudited interim condensed consolidated financial statements or disclosure in the Notes to the unaudited interim condensed consolidated financial statements except for the following:

On September 16, 2022, in accordance with the Merger Agreement, the closing of the Business Combination (the “Closing”) occurred, pursuant to which Golden Path Acquisition Corp (“Golden Path”) issued 44,554,455 ordinary shares to the Company’s shareholders. As a result of the consummation of the Business Combination, Golden Path Merger Sub Corp, a wholly-owned subsidiary of Golden Path, (“Merger Sub”) will merge with and into the Company, with the Company being the surviving and becoming a wholly owned subsidiary of Golden Path on the terms and subject to the conditions set forth in the Merger Agreement and simultaneously with the Closing Golden Path will change its name to “MicroCloud Hologram Inc.”

Note 21 — Condensed financial information of the parent company (unaudited)

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08(e)(3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for MC, the parent company.

The subsidiary did not pay any dividends to the Company for the six months presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Parent Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2022

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MC HOLOGRAM INC. UNAUDITED INTERIM CONDENSED BALANCE SHEETS

	December 31, 2021	June 30, 2022	June 30, 2022
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

Cash	148,221	3,017,269	450,352
Accounts receivable	637,210	—	—
Investment in subsidiaries	114,248,654	151,977,801	22,683,933
Total assets	115,034,085	154,995,070	23,134,285

LIABILITIES AND EQUITY

LIABILITIES

Accrued liabilities	-	4,985	744
Due to related party	2,734,746	5,333,490	796,067
Total liabilities	2,734,746	5,338,475	796,811

COMMITMENTS AND CONTINGENCIES

EQUITY
Ordinary shares ($0.0001 par value; 500,000,000 shares authorized, 132,000,000 shares issued and outstanding at June 30, 2022 and December 31, 2021*	86,093	86,093	12,850
Additional paid-in capital	29,910,089	29,910,089	4,464,326
(Accumulated deficit) retained earnings	73,819,679	108,830,558	16,243,854
Statutory reserves	8,541,295	10,264,029	1,531,990
Accumulated other comprehensive loss	(57,817)	565,826	84,454
Total equity	112,299,339	149,656,595	22,337,474
Total liabilities and equity	115,034,085	154,995,070	23,134,285

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MC HOLOGRAM INC. UNAUDITED INTERIM CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the six months ended June 30,
	2021	2022	2022
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
EQUITY INCOME OF SUBSIDIARIES	48,645,340	37,005,256	5,523,337

COSTS AND EXPENSES
General and Administrative expenses	6,088	271,643	40,545
Total costs and expenses	6,088	271,643	40,545

INCOME BEFORE INCOME TAXES	48,639,252	36,733,613	5,482,792

INCOME FROM OPERATION	48,639,252	36,733,613	5,482,792
PROVISION FOR INCOME TAXES	—	—	—

NET INCOME	48,639,252	36,733,613	5,482,792

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(13,580)	623,643	93,084
COMPREHENSIVE INCOME	48,625,672	37,357,256	5,575,876

MC HOLOGRAM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MC HOLOGRAM INC. UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2021	2022	2022
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	48,639,252	36,733,613	5,482,792
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity income of subsidiaries	(48,639,252)	(37,005,256)	(5,523,337)
Change in operating assets and liabilities:
Accounts receivable		669,980	100,000
Employee Compensation Payable	—	4,985	744
Net cash provided by operating activities	—	403,322	60,199

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts advanced to subsidiary	(323,510)	—	—
Amounts advanced from subsidiary	—	2,032,264	303,332
Amounts advanced from related party	711,722	425,839	63,560
Net cash provided by financing activities	388,212	2,458,103	366,892

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(6,508)	—	—

CHANGES IN CASH	381,704	2,861,425	427,091

CASH, beginning of period	—	155,844	23,261

CASH, end of period	381,704	3,017,269	450,352